EXHIBIT 2(B)
               BYLAWS OF THE PEOPLE'S AVENGER FUND BUSINESS TRUST







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                                     BYLAWS
                                       OF
                    THE PEOPLE'S AVENGER FUND BUSINESS TRUST







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
                       TABLE OF CONTENTS

ARTICLE I; PRINCIPAL OFFICE AND SEAL . . . . . . . . . . . . . . .  2
  1.1.  The Principal Office . . . . . . . . . . . . . . . . . . .  2
  1.2.  Seal . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
ARTICLE II; MEETINGS OF TRUSTEES . . . . . . . . . . . . . . . . .  2
  2.1.  Action by the Trustees . . . . . . . . . . . . . . . . . .  2
  2.2.  Compensation of the Trustees . . . . . . . . . . . . . . .  2
ARTICLE III; COMMITTEES. . . . . . . . . . . . . . . . . . . . . .  2
  3.1.  Establishment. . . . . . . . . . . . . . . . . . . . . . .  2
  3.2.  Audit Committee. . . . . . . . . . . . . . . . . . . . . .  2
  3.3.  Proceedings; Quorum; Action. . . . . . . . . . . . . . . .  3
  3.4.  Compensation of Committee Members. . . . . . . . . . . . .  3
ARTICLE IV; OFFICERS . . . . . . . . . . . . . . . . . . . . . . .  3
  4.1.  General. . . . . . . . . . . . . . . . . . . . . . . . . .  3
  4.2.  Election, Tenure and Qualifications of Officers. . . . . .  3
  4.3.  Vacancies and Newly Created Offices. . . . . . . . . . . .  3
  4.4.  Removal and Resignation. . . . . . . . . . . . . . . . . .  3
  4.5.  President. . . . . . . . . . . . . . . . . . . . . . . . .  3
  4.6.  Vice President(s). . . . . . . . . . . . . . . . . . . . .  3
  4.7.  Treasurer and Assistant Treasurer(s) . . . . . . . . . . .  3
  4.8.  Secretary and Assistant Secretaries. . . . . . . . . . . .  4
  4.9.  Compensation of Officers . . . . . . . . . . . . . . . . .  4
  4.10.  Surety Bond . . . . . . . . . . . . . . . . . . . . . . .  4
ARTICLE V; MEETINGS OF SHAREHOLDERS. . . . . . . . . . . . . . . .  4
  5.1.  Annual Meetings. . . . . . . . . . . . . . . . . . . . . .  4
  5.2.  Special Meetings . . . . . . . . . . . . . . . . . . . . .  4
  5.3.  Notice of Meetings . . . . . . . . . . . . . . . . . . . .  4
  5.4.  Adjourned Meetings . . . . . . . . . . . . . . . . . . . .  4
  5.5.  Validity of Proxies. . . . . . . . . . . . . . . . . . . .  5
  5.6.  Record Date. . . . . . . . . . . . . . . . . . . . . . . .  5
  5.7.  Action Without a Meeting . . . . . . . . . . . . . . . . .  5
ARTICLE VI; SHARES OF BENEFICIAL INTEREST. . . . . . . . . . . . .  5
  5.7.  No Share Certificates. . . . . . . . . . . . . . . . . . .  5
  6.2.  Transfer of Shares . . . . . . . . . . . . . . . . . . . .  5
ARTICLE VII; CUSTODY OF SECURITIES . . . . . . . . . . . . . . . .  5
  7.1  Employment of a Custodian . . . . . . . . . . . . . . . . .  5
  7.2  Termination of Custodian Agreement. . . . . . . . . . . . .  6
  7.3  Other Arrangements. . . . . . . . . . . . . . . . . . . . .  6
ARTICLE VIII; FISCAL YEAR. . . . . . . . . . . . . . . . . . . . .  6
  8.1.  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . .  6
ARTICLE IX; AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .  6
  9.1.  General. . . . . . . . . . . . . . . . . . . . . . . . . .  6
  9.2.  By Shareholders Only . . . . . . . . . . . . . . . . . . .  6
  9.9.  Severability . . . . . . . . . . . . . . . . . . . . . . .  6
ARTICLE X; NET ASSET VALUE . . . . . . . . . . . . . . . . . . . .  6
  10.1.  Net Asset Value . . . . . . . . . . . . . . . . . . . . .  6

                                     BYLAWS
                                       OF
                    THE PEOPLE'S AVENGER FUND BUSINESS TRUST

     These Bylaws of The People's Avenger Fund Business Trust (the "Trust"), a Nevada business trust, are subject to the Declaration of Trust of the Trust dated as of April 21, 2003, as from time to time amended, supplemented or restated (the "Declaration of Trust"). Capitalized terms used herein have the same meanings as in the Declaration of Trust.

                                    ARTICLE I
                            PRINCIPAL OFFICE AND SEAL

     1.1.     The  Principal Office.  The principal office of the Trust shall be
              ---------------------
located in West Linn, Oregon, or such other location as the Trustees determine. The Trust may establish and maintain other offices and places of business as the Trustees determine.

     1.2.     Seal.  The  Trustees  may  adopt a seal for the Trust in such form
              ----
and with such inscription as the Trustees determine. Any Trustee or officer of the Trust shall have authority to affix the seal to any document.

                                   ARTICLE II
                              MEETINGS OF TRUSTEES

     2.1.     Action by the Trustees.  The Trustees may take actions at meetings
              ----------------------
held at such places and times as the Trustees may determine, or without meetings, all as provided in Section 2.7 of the Declaration of Trust.

     2.2.     Compensation  of  the  Trustees.  Each  Trustee  may  receive such
              -------------------------------
compensation from the Trust for services and reimbursement for expenses as specified in the Declaration of Trust.

                                   ARTICLE III
                                   COMMITTEES

     3.1.     Establishment.  The  Trustees may designate one or more committees
              -------------
of the Trustees. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law.

     3.2.     Audit  Committee.  The  Trustees  may create an Audit Committee of
              ----------------
the Board of Trustees whose members shall consist solely of Trustees who are not employees or affiliates of the Trust and have no relationship with the Trust that would, in the judgment of the Board of Trustees, interfere with their exercise of independent judgment as a member of such committee. The Audit Committee shall have and may exercise the power and authority to recommend to the Board of Trustees the accounting firm to be selected by the Board of Trustees or to be recommended by it for Shareholder approval, as independent auditor of the financial statements of the Trust, and to act on behalf of the Board of Trustees in meeting and reviewing with the independent auditors, the chief accounting officer, the chief internal auditor, if any, and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor, if any. The Audit Committee shall also review the results of such audits with the respective auditors and shall report the results of those reviews to the Board of Trustees. The Audit Committee shall submit to the Board of Trustees any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting and operational controls and safeguards. The Audit Committee may submit to the Board of Trustees any recommendations it may have with respect to the compensation of the chief accounting officer and the chief internal auditor, if any. The Board of Trustees shall, by resolution adopted by a majority of the Board of Trustees, designate not less than two of its qualifying members from time to time to constitute members of the Audit Committee.


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     3.3.     Proceedings;  Quorum; Action.  Each committee may adopt such rules
              ----------------------------
governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

     3.4.     Compensation of Committee Members.  Each committee member who is a
              ---------------------------------
Trustee may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine; provided, however, such compensation and expenses shall be payable only as specified in the Declaration of Trust.

                                   ARTICLE IV
                                    OFFICERS

     4.1.     General.  The  officers  of the Trust shall be a President, one or
              -------
more Vice Presidents, Chief Financial Officer, a Treasurer, and a Secretary, and may include one or more Assistant Treasurers or Assistant Secretaries and such other officers (the "Other Officers") as the Trustees may determine.

     4.2.     Election,  Tenure  and  Qualifications  of Officers.  The Trustees
              ---------------------------------------------------
shall elect the officers of the Trust. Each officer elected by the Trustees shall hold office until his successor shall have been elected and qualified or until his earlier death, inability to serve, or resignation. Any person may hold one or more offices, except that the President and the Secretary may not be the same individual. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer other than the President need be a Trustee or Shareholder.

     4.3.     Vacancies  and  Newly  Created  Offices.  Whenever a vacancy shall
              ---------------------------------------
occur in any office or if any new office is created, the Trustees may fill such vacancy or new office.

     4.4.     Removal  and  Resignation.  Officers  serve at the pleasure of the
              -------------------------
Trustees and may be removed at any time with or without cause. The Trustees may delegate this power to the President with respect to any Other Officer. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer may resign from office at any time by delivering a written resignation to the Trustees or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     4.5.     President.  The  President shall be the chief executive officer of
              ---------
the Trust. Subject to the direction of the Trustees, the President shall have general charge, supervision and control over the Trust's business affairs and shall be responsible for the management thereof and the execution of policies established by the Trustees. The President shall preside at any Shareholders' meetings and at all meetings of the Trustees and shall in general exercise the powers and perform the duties of the Board of Trustees. Except as the Trustees may otherwise order, the President shall have the power to grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents. The President also shall have the power to employ attorneys, accountants and other advisers and agents for the Trust. The President shall exercise such other powers and perform such other duties as the Trustees may assign to him.

     4.6.     Vice  President(s).  The  Vice President(s) shall have such powers
              ------------------
and perform such duties as the Trustees or the President may determine. At the request or in the absence or disability of the President, the Vice President
(or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Trustees also may designate one of the Vice Presidents as Executive Vice President.

     4.7.     Treasurer  and  Assistant  Treasurer(s).  The  Treasurer  may  be
              ---------------------------------------
designated as the principal financial officer or as the principal accounting officer of the Trust. If designated as principal financial officer, the Treasurer shall have general charge of the finances and books of the Trust, and shall report to the Trustees annually regarding the financial condition of the Trust as soon as possible after the close of the Trust's fiscal year. The Treasurer shall be responsible for the delivery of all funds and securities of the Trust to such company as the Trustees shall retain as Custodian. The Treasurer shall furnish such reports concerning the financial condition of the Trust as the Trustees may request. The Treasurer shall perform all acts incidental to the office of Treasurer, subject to the Trustees' supervision, and shall perform such additional duties as the Trustees may designate.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

     4.8.     Secretary  and  Assistant Secretaries.  The Secretary shall record
              -------------------------------------
all votes and proceedings of the meetings of Trustees and Shareholders in books to be kept for that purpose. The Secretary shall be responsible for giving and serving notices of the Trust. The Secretary shall have custody of any seal of the Trust and shall be responsible for the records of the Trust, including the Share register and such other books and documents as may be required by the Trustees or by law. The Secretary shall perform all acts incidental to the office of Secretary, subject to the supervision of the Trustees, and shall perform such additional duties as the Trustees may designate.

     Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

     4.9.     Compensation  of  Officers.  Each  officer  may  receive  such
              --------------------------
compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

     4.10.     Surety  Bond.  The  Trustees  may require any officer or agent of
               ------------
the Trust to execute a bond, including, without limitation, any bond required by the Investment Company Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") to the Trust in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

                                    ARTICLE V
                            MEETINGS OF SHAREHOLDERS

     5.1.     Annual  Meetings.  Annual  meetings  of  the Shareholders shall be
              ----------------
held  at such time and place as the Trustees shall determine as required by law.

     5.2.     Special  Meetings.  The  Secretary shall call a special meeting of
              -----------------
the  Shareholders  of  any  Series  whenever  ordered  by  the  Trustees.

     The Secretary also shall call a special meeting of the Shareholders of any Series upon the written request of Shareholders owning at least 10 percent of the Outstanding Shares of such Series entitled to vote at such meeting; provided, that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than 30 days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series held during the preceding 12 months, unless requested by the holders of a majority of the Outstanding Shares of such Series entitled to be voted at such meeting.

     A special meeting of the Shareholders of any Series shall be held at such time and place as is determined by the Trustees and stated in the notice of that meeting.

     5.3.     Notice of Meetings.  The Secretary shall call a special meeting of
              ------------------
the Shareholders by giving written notice of the place, date, time, and purposes of that meeting at least 15 days before the date of such meeting. The Secretary may deliver or mail, postage prepaid, the written notice of any meeting to each Shareholder entitled to vote at such meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail directed to the Shareholder at his address as it appears on the records of the Trust.

     5.4.     Adjourned  Meetings.  A Shareholders' meeting may be adjourned one
              -------------------
or more times for any reason, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to the Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

     5.5.     Validity of Proxies.  Subject to the provisions of the Declaration
              -------------------
of Trust, the Shareholders entitled to vote may vote either in person or by proxy; provided, that either (a) the Shareholder or his duly authorized attorney has signed and dated a written instrument authorizing such proxy to act, or (b) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. Unless the proxy provides otherwise, it shall not be valid for more than 11 months before the date of the meeting. All proxies shall be delivered to the Secretary or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders' meeting. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At every meeting of Shareholders, unless the voting is conducted by inspectors, the chairman of the meeting shall decide all questions concerning the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes. Subject to the provisions of the Declaration of Trust, or these Bylaws, the Nevada Revised Statutes of the State of Nevada relating to proxies, and judicial interpretations thereunder shall govern all matters concerning the giving, voting or validity of proxies, as if the Trust were a Nevada corporation and the Shareholders were shareholders of a Nevada corporation.

     5.6.     Record Date.  The Trustees may fix in advance a date up to 90 days
              -----------
before the date of any Shareholders' meeting as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting. The Shareholders of record entitled to vote at a Shareholders' meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Trustees have fixed a new record date. If the Shareholders' meeting is adjourned for more than 60 days after the original date, the Trustees shall establish a new record date.

     5.7.     Action Without a Meeting.  The  Shareholders  may  take any action
              ------------------------
without a meeting if a majority (or such greater amount as may be required by law) of the Outstanding Shares entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the Shareholders' meetings. Such written consent shall be treated for all purposes as a vote at a meeting of the Shareholders.

                                   ARTICLE VI
                          SHARES OF BENEFICIAL INTEREST

     6.1.     No  Share  Certificates.  Neither  the  Trust nor any Series shall
              -----------------------
issue certificates certifying the ownership of Shares, unless the Trustees may otherwise specifically authorize such certificates.

     6.2.     Transfer  of  Shares.  Shares  in the Trust shall be recorded on a
              --------------------
register maintained for the Trust by the Transfer Agent appointed by the Trustees. Shares shall be transferable only by a transfer recorded on the books of the Trust. Except for the redemption rights described in Article V of the Declaration of Trust, no Shareholder shall be entitled to sell, pledge, hypothecate, or otherwise transfer any portion of such Shareholder's Shares. Notwithstanding the foregoing, a Shareholder shall be entitled to pledge all or any potion of such Shareholder's Shares with the prior written consent of the Trustees, which may be withheld if such pledge would violate any provision of the Securities Act of 1933, as amended, or any other applicable securities law or regulation.

                                   ARTICLE VII
                              CUSTODY OF SECURITIES

     7.1     Employment  of a Custodian.  The Trust shall at all times place and
             --------------------------
maintain all cash, securities and other assets of the Trust and of each series in the custody of a custodian meeting the requirements set forth in Section 7.4 of the Declaration of Trust (the "Custodian"). The Custodian shall be appointed from time to time by the Board of Trustees, who shall determine its remuneration.

     7.2     Termination  of  Custodian  Agreement.  Upon  termination  of  any
             -------------------------------------
Custodian Agreement or the inability of the Custodian to continue to serve as custodian, in either case with respect to the Trust or any Series, the Board of Trustees shall (a) use its best efforts to obtain a successor Custodian; and (b) require that the cash, securities and other assets owned by the Trust or any Series be delivered directly to the successor Custodian.

     7.3     Other  Arrangements  The Trust may make such other arrangements for
             -------------------
the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                  ARTICLE VIII
                                   FISCAL YEAR

     8.1.     Fiscal  Year.  The  fiscal year of the Trust shall end on December
              ------------
31.

                                   ARTICLE IX
                                   AMENDMENTS

     9.1.     General.  Except as provided in Section 9.2 of this Article, these
              -------
Bylaws may be amended by the Trustees, or by the affirmative vote of a majority of the Outstanding Shares entitled to vote at any meeting.

     9.2.     By Shareholders Only.  After the issue of any Shares, this Article
              --------------------
IX  may  only be amended by the affirmative vote of the holders of the lesser of
(a) at least two-thirds of the Outstanding Shares present and entitled to vote at any meeting, or (b) at least 50 percent of the Outstanding Shares.

     9.3.     Severability.  The  provisions  of these Bylaws are severable.  If
              ------------
the Trustees determine, with the advice of counsel, that any provision of these Bylaws conflicts with the Investment Company Act of 1940, as amended, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws, or render invalid or improper any action taken or omitted prior to such determination. If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these Bylaws.

                                    ARTICLE X
                            NET ASSET VALUE PER SHARE

     10.1.     Net  Asset Value per Share.  The term "Net Asset Value per Share"
               --------------------------
of any Series shall mean that amount by which the assets belonging to that Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series and shall be determined daily, the "Daily Net Asset Value per Share," or on such days and at such times as the Trustees may determine. The Trustees shall make such determination with respect to securities for which market quotations are readily available, at the market value of such securities, and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the Investment Company Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any order of the Commission applicable to the Series. The Trustees may delegate any of their powers and duties under this Article X with respect to appraisal of assets and liabilities. At any time the Trustees may cause the Net Asset Value per Share last determined to be determined again in a similar manner and may fix the time when such redetermined values shall become effective. The Net Asset Value per Share shall be determined separately for each Series at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of trading on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

These Bylaws were adopted by the Board of Trustees of the Trust on April 21, 2003.


                                        /s/  Gary  L.  Lancaster
                                        -----------------------------------
                                        Gary  L.  Lancaster,  Chairman


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